UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

CURRENT REPORT

PURSUANT TO SECTION 14 (C)
of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report July 31, 2006

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

33-221280 (SEC File Number)	84-1062062 (IRS Employer Identification Number)

c/o, Richard Surber, President
59 West 100 South, Second Floor
Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

WE ARE NOT ASKING YOU FOR A PROXY
AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

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Nexia Holdings, Inc.
59 West 100 South, Second Floor
Salt Lake City, Utah 84101
(801) 575-8073

To the Stockholders of Nexia Holdings, Inc.:

This Information Statement is furnished to the stockholders of Nexia Holdings, Inc., a Nevada corporation (“Nexia”), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of Nexia providing for shareholder authorization to the board of directors of the corporation to increase the number of authorized shares of the common stock of the corporation from 10 billion shares to 50 billion shares and to reduce the par value of shares of the common stock to $0.0001.

Nexia is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on July 27, 2006 shall be given a copy of the Information Statement.

By Order of the Board of Directors

__________________________
Richard Surber, President

This information statement is being furnished to all holders of the common stock of Nexia in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out an increase in the number of authorized shares of common stock to 50 billion shares and to reduce the par value of the shares of common stock to $0.0001.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Nexia Holdings, Inc., a Nevada Company ("Nexia"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Nexia. The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Nexia, provides public notice of the approval and authorization for an increase in the number of authorized shares of the common stock of Nexia to 50 billion. The Amendment to the Articles of Incorporation to increase the number of authorized shares of common stock would be filed at a future date and time to be determined by the board of directors. The reduction in the stated par value of the shares of common stock of Nexia would be to $0.0001 through an amendment to the Articles of Incorporation of the corporation.

The Board of Directors, and persons owning a majority of the outstanding voting securities of Nexia, have unanimously adopted, ratified and approved the proposed actions by the Nexia board of directors. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The increase in the authorized number of common shares and the reduction in the stated par value of the shares of common stock would become effective upon filing of an amendment to the Articles of Incorporation of Nexia with the Nevada Secretary of State’s office.

The Form 10-QSB for quarterly period ended March 31, 2006 and the form 10-KSB for the year ended December 31, 2005, and any reports on Form 8-K filed by Nexia during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. Nexia is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES TO FIFTY BILLION.

Nexia’s Articles of Incorporation, as currently in effect, authorizes Nexia to issue up to 10,000,000,000 shares of common stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of Nexia. Upon the approval by the consenting shareholders holding a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, Nexia will be authorized to issue 50,000,000,000 shares of common stock, the stated par value per share will be decreased to $0.0001 and the 50,000,000 shares of preferred stock, $0.001 par value per share will remain the same.

The Board of Directors believes that it is in Nexia's and Nexia's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide Nexia with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose not previously disclosed in the company’s public filings.

The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should Nexia decide to use its shares for one or more of such previously mentioned purposes or otherwise. Nexia reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Nexia, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Nexia are then listed. Under Nexia’s Articles, the Nexia stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Nexia, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Nexia in order to maintain their proportionate ownership of Nexia's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In the event that the Board of Directors of Nexia continues with its efforts to obtain funding through the agreements that have been signed with Dutchess Private Equities Fund as set forth in the SB-2 Registration Statement filed in January of 2006, that the SB-2 Registration Statement is declared effective at some future date and the market price for the common stock of Nexia remains at less than $0.001, then to raise the amount of capital provided for by the agreement with Dutchess a significant portion of the newly authorized shares may be issued to Dutchess in that process. The actual amount, if any, in terms of shares and capital to be raised will be determined solely by the Board of Directors, there is no mandatory placement of shares with Dutchess required by the agreement. Any final decision regarding the issuance of additional shares remains with Nexia and its Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Nexia by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Nexia and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Nexia stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Nexia’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Nexia's business. However, the Board of Directors is not aware of any attempt to take control of Nexia and the Board of Directors did not propose the increase in Nexia's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing shareholder’s number of shares as they currently exist, the reduction in the stated par value of each share may result in a decrease in the valuation assigned to such shares compared to their current valuation.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE CHANGE IN THE STATED PAR VALUE OF THE COMMON STOCK

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for issuance is not sufficient to enable Nexia to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by Nexia’s Board in order to provide a sufficient reserve of such shares for the future growth and needs of Nexia.

The Board of Directors also believes the availability of additional shares of Common Stock will enable Nexia to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES?
A. The three members of the Board of Directors have approved the increase in the number of common shares as in the best interest of Nexia and the best interest of the current shareholders of Nexia.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A. As a current shareholder of Nexia your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals. For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the potential votes cast as stock holders is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Nexia.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Richard Surber, President of Nexia, 59 West 100 South, Second Floor, Salt Lake City, Utah 84101 (801) 575-8073, ext. 106.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of Nexia have adopted, ratified and approved the change in the authorized shares of Nexia and submit the proposed changes to the shareholders for their approval. The securities that are entitled to vote to amend Nexia’s Articles of Incorporation consist of issued and outstanding shares of Nexia’s $0.001 par value common voting stock outstanding on July 27, 2006, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to Nexia’s Certificate of Incorporation.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on July 27, 2006 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Nexia had issued and outstanding 4,340,768,850 shares of $0.001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of Nexia, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of Nexia's Articles of Incorporation. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of August 15, 2006, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of August 15, 2006, there were 4,344,768,850 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT & NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Preferred Series "B" Stock ($0.001par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	10,000,000 (3)	100%
Common Stock ($0.001 par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	20,091,937 Direct 12,862 Indirect(1)	0.46%
Common Stock ($0.001 par value)	Gerald Einhorn, VP & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	10,000	>0.001%
Common Stock ($0.001 par value)	Adrienne Bernstein, Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	12,957	>0.001%
Common Stock ($0.001 par value)	Oasis International Hotel & Casino, Inc. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	2,655(2)	>0.001%
Common Stock ($0.001 par value)	Diversified Holdings I, Inc.. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	9,905(2)	>0.001%
Common Stock ($0.001 par value)	Joseph Corso, Jr. 167 Zock Road Cuddlebackville, NY 12719	500,000,000	11.52%
Common Stock ($0.001) par Value	Directors and Executive Officers as a Group	20,127,756	0.464%

(1) The shares owned by Diversified Holdings I, Inc. and Oasis International Hotel & Casino, Inc., are attributed beneficially to Richard D. Surber due to his position as an officer and director in each of the said corporations.
(2) Richard Surber may be deemed a beneficial owner of 12,862 shares of the Company's common stock by virtue of his position as an officer and director of Diversified Holdings I, Inc. (9,905 shares), and Oasis International Hotel & Casino, Inc. (2,655 shares). Mr. Surber personally owns 20,091,937 shares.
(3) Series "B" has voting rights of 500 to 1 of the common stock, these shares give Mr. Surber 5,000,000,000 votes in any shareholder vote and his personal vote of these shares may not always be exercised in the best interest of the balance of the common stock shareholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of Nexia’s common stock and the restatement of the par value of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning Nexia Holdings, Inc. including its Form 10-KSB annual report for the year ended December 31, 2005 and a quarterly report on Form 10-QSB for the past quarter March 31, 2006, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Dated: August 15, 2006
By Order of the Board of Directors

____________________________
Richard Surber, President and Director

Exhibit "A"

UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
RESOLUTION OF THE BOARD OF DIRECTORS
OF
NEXIA HOLDINGS, INC.
(A Nevada corporation)

The undersigned, constituting the members of the Board of Directors (the "Board") of Nexia Holdings, Inc., a Nevada corporation (the "Corporation"), hereby adopt the following resolution this 31st day of July, 2006.

WHEREAS, the Board believes it is in the best interest of the Corporation to obtain shareholder consent to amend its Articles of Incorporation as set forth herein to increase the authorized number of common shares from 10 billion to 50 billion and to reduce the stated par value of each share of common stock from $0.001 to $0.0001,

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered “ Fourth” so that, as amended, said Article shall be and read as follows:

FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of fifty billion (50,000,000,000) shares having par value pf $0.0001 each, and (2) preferred stock in the amount of fifty million (50,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof. There shall be no cumulative voting by shareholders.
and;

WHEREAS, the Board has received the consent of the holders of a majority of the voting rights held by the current shareholders of the Corporation sufficient to approve such an action and has reviewed the proposed information statement prepared by the management of the Corporation for filing with the Securities and Exchange Commission;

THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes, and ratifies the publication of an information statement for public publication setting forth the decision of the Board to recommend such an increase in the number of authorized shares of the common stock and to reduce the stated par value of the common shares from $0.001 to $0.0001 and the approval of such actions by the holders of a majority of the voting rights of the current shareholders of the Corporation and that such a statement having been reviewed by the Board the filing of said information statement with the Securities and Exchange Commission is hereby approved and authorized.

FURTHER RESOLVED, that the undersigned officers and directors of the Corporation are hereby authorized, empowered, and directed in the name and on behalf of the Corporation, to execute and deliver all such documents, instruments, schedules, forms, and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution, are hereby authorized, approved, ratified and confirmed in all respects. Accordingly, the above resolution is hereby unanimously adopted.

Resolution of Nexia Holdings, Inc. dated July 31, 2006

/s/ Gerald Einhorn .    /s/ Richard Surber .
Gerald Einhorn, Director             Richard D. Surber, Director

/s/ Adrienne Bernstein
Adrienne Bernstein, Director

Exhibit "B"

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION
NEXIA HOLDINGS, INC.

Nexia Holdings, Inc., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Nexia Holdings, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and receiving the consent of a majority of the stockholders of said corporation in consent thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered “ Fourth” so that, as amended, said Article shall be and read as follows:

FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of fifty billion (50,000,000,000) shares having par value pf $0.0001 each, and (2) preferred stock in the amount of fifty million (50,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof. There shall be no cumulative voting by shareholders.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the consent of a majority of the stockholders of said corporation was duly received and the necessary number of shares as required by statute consent to the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Nevada,

IN WITNESS WHEREOF, said corporation, Nexia Holdings, Inc. has caused this certificate to be signed by, Richard Surber, an Authorized Officer, this ___  Day of ____ , 2006.

____________________________
Richard Surber, President and Director